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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-67340) and related Prospectus of Inhale Therapeutic Systems, Inc. for the registration of 3,112,603 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements of Inhale Therapeutic Systems, Inc. included in its Annual Report, as amended (Form 10-K/A), for the year ended December 31, 2000, filed with the Securities and Exchange Commission, and of our report dated January 5, 2001, with respect to the financial statements of Bradford Particle Design plc included in Amendment No. 1 to the Current Report on Form 8-K of Inhale Therapeutic Systems, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
October 31, 2001

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  Exhibit 23.2
Consent of Ernst & Young LLP, Independent Auditors